Exhibit 26(h)(28)

(Insurance)

Schedule A to
Participation Agreement Among AllianceBernstein L.P.
AllianceBernstein Investments, Inc. and
Transamerica Advisors Life Insurance Company Dated
December 12, 1996

SEPARATE ACCOUNT, POLICY/CONTRACTS, FUNDS EFFECTIVE AS OF MAY 1, 2015

SEPARATE ACCOUNT
Merrill Lynch Life Variable Annuity Separate Account A Merrill Lynch Life Variable Annuity Separate Account B Merrill Lynch Variable Life Separate Account
Merrill Lynch Life Variable Life Separate Account II

POLICY/CONTRACT
Merrill Lynch Investor Choice Annuity® (Investor Series) Merrill Lynch Retirement Plus®
Merrill Lynch Retirement Power® Merrill Lynch Retirement Optimizer®
Merrill Lynch Prime Plans I, II, III, IV, V, VI, 7 Directed Life, Directed Life 2
Merrill Lynch Investor Life Merrill Lynch Investor Life Plus Merrill Lynch Estate Investor I Merrill Lynch Estate Investor II Merrill Lynch Legacy Power

FUND
AB International Value Portfolio – Class A AB Small/Mid Cap Value Portfolio – Class A AB Value Portfolio – Class A
AB Global Thematic Growth Portfolio – Class A AB Growth and Income Fund Portfolio – Class A AB Large Cap Growth Portfolio – Class A
AB VPS Growth and Income Portfolio – Class A AB VPS Large Cap Growth Portfolio – Class A